UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2009

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The following information is being provided pursuant to Item 2.02. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On March 13, 2009, The Providence Service Corporation (the “Company”) issued a press release containing certain financial information for the quarter and year ended December 31, 2008, and provided revenue and earnings guidance for the first quarter of 2009. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2007, the Company entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with CIT Healthcare LLC, as administrative agent, Bank of America, N.A. and SunTrust Bank, as co-documentation agents, ING Capital LLC and Royal Bank of Canada, as co-syndication agents, and other lenders party thereto whereby the Company was provided a senior secured first lien credit facility in aggregate principal amount of $213.0 million comprised of a $173.0 million, six year term loan and a $40.0 million, five year revolving credit facility.

On March 11, 2009, the Company and the parties to the Credit Agreement listed above entered into an amendment to the Credit Agreement (“Amendment No. 1 to the Credit Agreement” and, together with the Credit Agreement, the “Amended Credit Agreement”) to, among other things:

•	decrease the revolving credit facility from $40 million to $30 million;

•

increase the interest rate spread on the annual interest rate from LIBOR plus 3.5% to LIBOR plus 6.5% and, with respect to Base Rate Loans (as such term is defined in the Credit Agreement), increase the interest rate spread on the annual interest rate from Base Rate plus 2.5% to Base Rate plus 5.5% effective March 11, 2009; provided the interest rate will be adjusted upwards and the Company will incur a fee if certain consolidated senior leverage ratios exceed the corresponding ratio ceilings set forth in Amendment No. 1 to the Credit Agreement determined as of September 30, 2009 and December 31, 2009;

•	amend certain financial covenants to change the requirements to a level where the Company met the requirements for the fourth quarter of 2008 and believes it will meet the requirements for 2009;

•

establish a new financial covenant through December 31, 2009 based upon the Company’s operations maintaining a minimum EBITDA level (as such term is defined in Amendment No. 1 to the Credit Agreement) commencing with the three months ending March 31, 2009; and,

•

require the Company to deliver to the lenders monthly consolidated financial statements and a 13-week rolling cash flow forecast each week from the effective date of Amendment No. 1 to the Credit Agreement to December 31, 2009.

In exchange for the amendments described above the Company agreed to pay an amendment fee to certain lenders equal to 0.40% of the aggregate amount of the Revolving Commitment and Term Loan (as such terms are defined in the Amended Credit Agreement) of $565,000. In addition, in connection with this transaction, the Company incurred costs and expenses of approximately $1.5 million, including arrangement, legal, accounting and other related costs.

The description of Amendment No. 1 to the Credit Agreement contained herein is qualified in its entirety by reference to Amendment No. 1 to the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The following information is being provided pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 dated as of March 11, 2009 to the Credit and Guarantee Agreement among The Providence Service Corporation, CIT Healthcare LLC, Bank of America, N.A. SunTrust Bank, ING Capital LLC and Royal Bank of Canada.

99.1	Company’s Press Release dated March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: March 16, 2009	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 1 dated as of March 11, 2009 to the Credit and Guarantee Agreement among The Providence Service Corporation, CIT Healthcare LLC, Bank of America, N.A. SunTrust Bank, ING Capital LLC and Royal Bank of Canada.

99.1	Company’s Press Release dated March 13, 2009.

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